UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 27, 2012

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EARTHBLOCK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31935	65-0729440
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17870 Castleton Street, #205, City of Industry, CA 91748

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (626) 964-8808

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Entry into a Material Definitive Agreement.

(a)     On November 27, 2012, Earthblock Technologies, Inc. (the “Registrant”) dismissed Pollard-Kelley Auditing Services, Inc. (“Pollard-Kelley”) as the Registrant’s independent registered public accounting firm. The decision to dismiss Pollard-Kelley was approved by the Registrant’s board of directors on November 27, 2012.

During the time of Pollard-Kelley’s engagement (January 2004 to November 27, 2012) as the Registrant’s independent registered public accounting firm, (i) there were no disagreements between the Registrant and Pollard-Kelley on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Pollard-Kelley, would have caused Pollard-Kelley to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has requested Pollard-Kelley to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Registrant. A copy of such letter, dated November 27, 2012, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

(b)     On November 27, 2012, the Registrant engaged Sam Kan & Company, LLP CPA (“Sam Kan”) to serve as the Registrant’s independent registered public accounting firm for the years ending December 31, 2008 through December 31, 2011. During the past 4 fiscal years ended December 31, 2008, 2009, 2010 and 2011, and from January 1, 2012 to November 27, 2012, the Registrant did not consult with Sam Kan regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements. The decision to engage Sam Kan was approved by the Registrant’s board of directors on November 27, 2012.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Pollard-Kelley Auditing Services, Inc. to the Securities and Exchange Commission dated November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 28, 2012

EARTHBLOCK TECHNOLOGIES, INC.

By:	/s/ George Shen
George Shen
Chief Executive Officer/President

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